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                                                                    EXHIBIT 10.4



                EMPLOYMENT AGREEMENT BETWEEN FIRST COMMONWEALTH
                             AND DAVID S. DAHLMANN

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                                    [DRAFT]


                              EMPLOYMENT AGREEMENT

     This Agreement, made this _____ day of _________, 1998, by and between First Commonwealth Financial Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and whose principal place of business is in Indiana, Pennsylvania (the "Employer"), and David S. Dahlmann, an individual residing in __________, Pennsylvania (the "Executive").

                                   WITNESSETH

     WHEREAS, the Employer has entered into an Agreement and Plan of Merger with Southwest National Corporation, a Pennsylvania bank holding company whose principal place of business is in Greensburg, Pennsylvania ("Southwest Corporation") to effect a tax-free merger (as described in Section 368 of the Internal Revenue code of 1986, as amended) of Southwest Corporation into the Employer (the "Merger"), and is presently in the process of seeking regulatory approval in connection with such Merger.

     WHEREAS, the Executive is presently employed by Southwest Corporation and by Southwest National Bank of Pennsylvania, its wholly owned subsidiary ("Southwest Bank") as president and chief executive officer;

     WHEREAS, the Employer regards the services of the Executive as key to the success of the business of Southwest Bank after the Merger and accordingly wishes to employ the Executive after the date of acquisition in accordance with the terms and conditions hereinafter set forth.

     WHEREAS, the Executive is willing to be employed by the Employer after the Merger in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Conditional Agreement. This Agreement, and all of its covenants, are
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conditional upon the completion of the Merger and shall be absolutely void ab initio upon the failure of the Merger to occur.

2.  Employment, Duties and Responsibilities. The Employer hereby employs the
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Executive as Vice-Chairman of the Employer, with the present additional role of
President and Chief Executive Officer of Southwest Bank, and the Executive hereby accepts employment by the Employer, in accordance with the terms and conditions herein provided. The Executive shall have such duties as may be assigned to him from time to time by the President of the Employer, or such person or persons as he may designate and authorize for this purpose. The Executive is hereby employed as a full-time employee and he shall accordingly devote his entire working time, ability and attention to the business of the Employer during the term of this Agreement. Accordingly, the Executive shall not directly or indirectly engage in, or render, any
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services of a business, commercial or professional nature to any other person or organization, or engage in any self-employment, during the term of this Agreement.

3.  Compensation and Benefits.
    -------------------------

     (a) For his services, the Executive shall be paid cash compensation by the Employer in an amount equal to Three Hundred Thousand Dollars ($300,000) annually, subject to such increases as the Employer may deem appropriate. However, it is recognized that the Employer may pay cash compensation over a different payroll frequency, and, in that event, each paycheck that the Employer pays to the Executive may be adjusted proportionately so that it is equivalent to the amount provided by the previous sentence when computed on an annual basis. In addition the Executive shall be entitled to all of the same employee benefits as the other employees of the Employer at a similar level and classification and shall be included in, and have the same benefits under, the Employer's health insurance, life insurance and other welfare plans and pension, retirement, stock option and other retirement and benefit plans as the other employees of the Employer at a similar level and classification. The Executive shall also be entitled to such other perquisites and remuneration as may be provided by the Employer from time to time pursuant to its policies and procedures as applicable from time to time. The Executive's years of service with Southwest Bank and Southwest Corporation shall be taken into account in determining eligibility, vesting and benefit levels as if such years of service had accrued as an employee of the Employer.

     (b) The Employer has established the following compensation plans and, as additional compensation, executive shall participate in these plans so long as they are offered to any other executives of the Employer:

     (1) An incentive bonus plan whereby the Executive shall receive a cash bonus payment equal to a percentage of his base compensation if the earnings per share of the Employer increase by at least 10% over the prior year. The exact percentage of compensation shall be reasonably determined by the Employer.

     (2) A supplemental executive retirement plan whereby the Executive may contribute up to five percent (5%) of the portion of his annual compensation which is in excess of the eligible compensation limits imposed on highly compensated employees by the Federal Qualified Benefit Plan requirements. The Employer shall contribute twelve dollars to such plan for every five dollars contributed to the plan by the Executive. Future benefits shall be calculated based on a tax free return on the contributions. Such amounts shall be deposited in a rabbi trust established for the benefit of the Executive. The detailed terms of such plan shall be set forth in a plan document prepared by the Employer.

     (3) $600,000 of whole life split dollar insurance coverage on his life.

     (4) Options for the purchase of the Employer's common stock, which stock shall have an aggregate market value, as of the date of th e

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grant of the options, equal to 110% of the Executive's base compensation.
Options for an aggregate market price of $100,000 of the Executive's common stock shall be in the form of Qualified Incentive Stock Options (as defined by the Internal Revenue Code of 1986) with the remainder being in the form of non-qualified stock options. Such options shall be issued in accordance with the terms of the Employer's qualified and non-qualified stock option plans.

4.  Books, Records and Files. It is understood and agreed that any and all
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books, records, files, diaries, schedules, client lists and so on maintained by the Executive in connection with his employment by the Employer is the property of the Employer and not the Executive and shall be made available to authorized officers of the Employer upon request from time to time and shall be returned to the Employer upon the termination of the Executive's employment with the Employer. The books, records and other material referred to in this paragraph shall include, but not be limited to, data maintained in any medium whatsoever, whether paper or electronic and shall include all digitally maintained files. In connection therewith, the Executive shall provide the Employer with all passwords, encryption codes, encryption software and so on, to permit the Employer to access the data maintained digitally on any electronic medium.

5.  Inventions, Ideas and Discoveries. Any and all inventions, ideas and
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discoveries made by the Executive while employed by the Employer and in connection with such employment shall be the sole property of the Employer and not the Executive, whether such inventions, ideas and discoveries are patentable or subject to copyright or not, and whether or not such inventions, ideas or discoveries were developed by the Executive during his normal working hours or not.

6.  Confidentiality and Non-Disclosure. The Executive recognizes that any and
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all information acquired during the course of his employment by the Employer is confidential and proprietary and will not be disclosed to any third party whatsoever (whether during the period of this Agreement or thereafter) except in the ordinary course of the Executive's employment as required by his duties and responsibilities and in accordance with the understanding and directions of the President of the Employer. Such information shall include, but not be limited to, information acquired from, or about, third parties such as the Employer's customers, including, but not limited to, account, general banking and financial information relating thereto, trade secrets such as business plans, practices, marketing plans, compilations of information, customer lists and all other information, records, files and data bases owned by the Employer or to which the Employer has access. It is further recognized that banking and account information acquired by the Executive in the course of his employment with respect to customers of the Employer are confidential pursuant to the laws of the Commonwealth of Pennsylvania and the United States of America, and that the Executive will strictly conform to all such laws and administrative regulations and will take all action necessary or appropriate to cause all persons under the Executive's supervisory responsibility to conform to all such laws and regulations.

7.  Removal of Bank Property or Data from Premises. Executive shall not, without
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the direction or consent of the President of the Employer, or a person who he delegates

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to act on his behalf for this purpose, remove from the Employer's premises any files, documents, electronic storage media or other material owned by, or in the possession of, the Employer to which the Executive has been provided access by virtue of his employment with the Employer. In any event, all such material shall be returned to the Employer upon the Executive ceasing to be employed by the Employer and the Executive shall in no event retain copies or duplicates (stored in any manner or medium whatsoever) of any such material.

8.  Legal Requirements. The Executive shall exercise his duties of employment in
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a manner consistent with the requirements of all applicable statutes of the
United States of America and the Commonwealth of Pennsylvania and of the administrative rules and regulations issued thereunder and of the procedures, rules and regulations of the applicable regulatory agencies of the United States of America and the Commonwealth of Pennsylvania. Similarly, the Executive shall exercise his supervision and control over the Executives that report to him in such a manner as to cause them to exercise their duties of employment so as to meet the standards provided by the previous sentence of this paragraph.

9  Expenses.  Employer shall reimburse Executive or otherwise provide for or pay
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for all reasonable expenses incurred by Executive in connection with the business of Employer, subject to such reasonable limitations as may be established by Employer. If such expenses are paid in the first instance by Executive, Employer will reimburse Executive in accordance with the expense reimbursement policy in effect at that time.

10.  Term of Agreement.  The initial term of employment under this Agreement
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shall commence on the effective date of the Merger and shall terminate on the fifth anniversary date of the effective date of the Merger, unless further extended or sooner terminated in accordance with the terms of this Agreement. After the initial term, this Agreement shall be renewed automatically for successive one year terms, unless either party gives contrary written notice at least thirty days in advance of the automatic renewal date. The provisions of Sections 4, 5, and 6 hereof, and all provisions specifically requiring duties to be performed, and describing benefits to be received, after the termination of the Executive's employment shall survive the termination of Executive's employment hereunder.

11.  Termination.
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     (a) Employer shall have the right at any time to terminate Executive's employment for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease and desist order, willful or intentional breach or neglect by Executive of his duties, negligence, incompetence or misconduct in the performance of such duties and/or material breach of any provision of this Agreement as determined by the Employer.


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     (b) In the event employment is terminated for just cause pursuant to subparagraph (a), above, Executive shall have no right to compensation or other benefits for any period after the date of termination.

     (c) Executive shall have the right to terminate his employment at any time. In such event, Executive shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for "good reason" which is defined as a failure by Employer to comply with any material provision of this Agreement, which failure has not been cured within thirty days after a notice of noncompliance has been given by Executive to Employer's Board of Directors.

     (d) Any termination of Executive's employment by Employer or by Executive shall be communicated by written notice of termination to the other party. For purposes of this Agreement, a "notice of termination" shall mean a dated notice which shall (i) indicate the specific termination provisions in this Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated; (iii) specify a date of termination, which shall be not
                                                                            ---
less than thirty nor more than ninety days after such notice of termination.  In
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the case of termination by Employer of Executive's employment for just cause pursuant to subparagraph 11 (a), the notice of termination may specify a date of termination as of the date such notice of termination is given.

     (e) If Executive provides a Notice of termination for good reason, the date of termination shall be the date on which a notice of termination is given.

     (f) Employer shall have the right to terminate Executive's employment at any time for any reason. However, if Executive terminates his employment for good reason as defined in subparagraph 11(c), or if Executive is terminated by Employer for reasons other than just cause as defined in subparagraph 11(a), then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, Employer shall pay as severance to Executive an amount equal to 12 month's base salary, based on Executive's then current annual base salary and payable in accordance with Employer's customary payroll practices beginning on the first payroll payment date following the date of termination and continuing throughout the remaining twelve months.

         (1) Executive shall not be required to mitigate the amount of any payment period provided for in this section if he obtains other employment.
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         (2) Additionally, Employer will continue to pay Employer's share of the health insurance premiums for Executive under the group plan in effect at the time for a period not to exceed 18 months. Executive will be responsible to pay any employee contributory share and COBRA administration fee.

     (g) If Executive retires prior to the expiration of this Agreement, he will be deemed to have voluntarily quit his employment and shall only be entitled to


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compensation and/or benefits in accordance with Employer's retirement policy and plan documents.

11.  Change in Control of Employer.
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     (a) For purposes of this Agreement, a "change in control of Employer" shall mean the acquisition of sufficient shares of the employer's stock by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than Employer, so as to become a "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of Employer representing 25% or more of the combined voting power of Employer's then outstanding securities.

     (b) Subsequent to a change in control of Employer, Executive has the option to terminate his employment with Employer and any successor immediately. Executive may also terminate his employment immediately subsequent to the change in control of Employer if there is, within one year of the change in control:

          (1) without Executive's express written consent, the assignment to Executive of any duties inconsistent with Executive's position, duties, responsibility, and status with Employer immediately prior to change in control of Employer, or

          (2) an adverse change in Executive's reporting responsibilities, titles or officers in effect immediately prior to a change in control of Employer; any removal of Executive from, or any failure to reelect Executive to, any such positions, except in connection with a termination of employment for just cause (as defined in subparagraph 11(a)), disability, death and/or retirement;

          (3) a reduction by Employer, in Executive's annual salary in effect immediately prior to a change in control or as the same may be increased from time to time;

          (4) a failure to continue in effect any bonus, benefit, compensation, life insurance, health and accident and/or disability plans in which Executive is participating at the time of a change in control of Employer, or the taking of any action by Employer, which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans; or

          (5) a failure by Employer to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 15.

     (c) If Executive terminates his Employment due to a change in control of Employer then, in lieu of any further salary payments to Executive for periods


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subsequent to the date of  termination, Employer shall pay as severance to
Executive an amount equal to (a) the average aggregate annual compensation paid to the Executive and included in the Executive's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs (or such lesser amount of time if the Executive has not been employed by Employer for five years at the time of termination) by Employer and any of its subsidiaries subject to United States income tax, multiplied by ____. Such payment shall be made in a lump sum on or before the fifth day following the date of termination; provided, however, that the lump sum severance payment under this section shall be subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this section pursuant to the foregoing provision shall be made by independent counsel to Employer in consultation with the independent certified public accountants of Employer Bank, subject to review by Executive or his designated representative. Following termination pursuant to this paragraph, Employer shall:

          (1) pay 100% of the health insurance premium for Executive under the group plan in effect at that time, for a period of 18 months; and,

          (2) make available to Executive a maximum of 6 months outplacement assistance with a provider selected by Employer and at Employer's expense.

     (d) Executive shall not be required to mitigate the amount of any payment period provided for in this section if he obtains other employment.

13.  Potential tax liability.  It is the intention of Employer and Executive
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that any and all severance benefits Executive receives pursuant to this
Agreement, together with any other payments due to Executive from Employer or its successor ("other payments"), shall not constitute "excess parachute payments" within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. If the Internal Revenue Service or the independent accountants acting as auditors for Employer or its successor determine that the severance benefits would either by themselves or together with other payments constitute "excess parachute payments," the severance benefits shall be reduced to the maximum amount which may be paid without constituting the severance benefits and other payments as "excess parachute payments." If, regardless of the aforesaid adjustment, the Internal Revenue Service determines that the severance benefits, constitute "excess parachute payments" under Sections 280G and 4999 of the Code, Employer shall assume responsibility for the loss of any tax deductions, and Executive shall assume responsibility for payment of any income and excise taxes attributable to the excess parachute payment.


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14.  Miscellaneous.
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     (a) This Agreement may not be amended except in writing signed by the
Executive or by his duly authorized representative, and by a duly authorized officer of Employer.

     (b) All notices given or required to be given shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, to Executive (or to Executive's spouse or estate upon Executive's death) at Executive's last known address and to Employer at its principal offices. All such notices shall be effective when deposited in the mail. Either party by a notice in writing may change or designate the place for receipt of all such notices.

     (c) Employer or Executive to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or,
(ii) be construed to be a waiver of any default or any right or power that shall have arisen.

     (d) All payments required to be made by Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

     (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (f) This Agreement may be executed in one or more counterparts, each of which shall be determined to be an original but all of which together will constitute one and the same instrument.

15.  Future Rights and Obligations under the Agreement.
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     (a) Employer will attempt to obtain an express written agreement from its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Employer's assets and business, or with or into which Employer may be consolidated or merged, to assume the obligations set forth in this Agreement. However, Executive understands and agrees that such an assumption and agreement to perform the terms and conditions set forth in this Agreement may not occur.

     (b) This Agreement is personal to each of the parties and neither party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party.



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     (c) If Executive should die during the term of this Agreement, the
Agreement shall immediately terminate on the day of his death as if such day were the day fixed for termination.

16.  Applicable law.  This Agreement shall be governed in all respects and be
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interpreted by and under the laws of the Commonwealth of Pennsylvania, except to the extent that such law may be preempted by applicable federal law.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

ATTEST:                               EMPLOYER:

                                      First Commonwealth Financial Corporation

-----------------------------         BY:
                                         -------------------------------------

WITNESS:                              EXECUTIVE:

-----------------------------         ----------------------------------------
                                                 David S. Dahlmann


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